Exhibit 5.2

[GOODWIN PROCTER LLP LETTERHEAD]

August 12, 2019

Urban Edge Properties
Urban Edge Properties LP
888 Seventh Avenue
New York, New York 10019

Re:    Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “UE Debt Securities”) of Urban Edge Properties, a Maryland real estate investment trust (the “Company”); (ii) common shares, par value $0.01 per share (the “Common Shares”), of the Company; (iii) preferred shares, par value $0.01 per share (the “Preferred Shares”), of the Company, which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of Preferred Shares pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”); (iv) debt securities (the “OP Debt Securities”) of Urban Edge Properties LP, a Delaware limited partnership and the subsidiary through which the Company owns substantially all of its properties and assets and conducts its business (the “Operating Partnership”); and (v) guarantees by the Operating Partnership of UE Debt Securities (the “OP Guarantees”). The UE Debt Securities, Common Shares, Preferred Shares, Depositary Shares, OP Debt Securities and OP Guarantees are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Shares, Preferred Shares, and Depositary Shares) or in an unspecified principal amount (with respect to UE Debt Securities, OP Debt Securities and OP Guarantees). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company and/or the Operating Partnership.

The opinions set forth below are limited to the Delaware Revised Uniform Limited Partnership Act and the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland (these matters are addressed in the opinion letter of Venable LLP, which has been provided separately to you) and (ii) the indentures, supplemental indentures, deposit agreements and other agreements governing Securities offered pursuant to the Registration Statement (the “Subject Documents”) will be governed by the internal law of New York.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

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with respect to the UE Debt Securities, OP Debt Securities, OP Guarantees, and Depositary Shares (a) the authorization by the Company and/or the Operating Partnership, as applicable, of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company and/or the Operating Partnership, as applicable, of the consideration to be paid therefor in accordance with the Authorization;

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with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depositary of the Preferred Shares represented by the Depositary Shares in accordance with the declaration of trust of the Company as then in effect and applicable law and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law; and

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with respect to UE Debt Securities, OP Debt Securities, and OP Guarantees, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and/or the Operating Partnership, as applicable, and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company and/or the Operating Partnership, as applicable, in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication, issuance and delivery of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.    Upon the Future Authorization and Issuance of UE Debt Securities, such UE Debt Securities will be valid and binding obligations of the Company.

2.    Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the applicable deposit agreement.

3.    Upon the Future Authorization and Issuance of OP Debt Securities, such OP Debt Securities will be valid and binding obligations of the Operating Partnership.

4.    Upon the Future Authorization and Issuance of OP Guarantees, such OP Guarantees will be valid and binding obligations of the Operating Partnership.

Our opinions set forth above are subject to the following additional qualifications:

(i)    Our opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

(ii)    We express no opinion with respect to any provision of any of the Subject Documents relating to: (a) non-reliance, exculpation, disclaimer, limitation of liability, indemnification, contribution, waiver, limitation or exclusion of remedies; (b) liquidated damages, forfeitures, default interest, late charges, make-whole premiums, payment of attorneys’ fees, collection upon acceleration of amounts that might be determined to constitute unearned interest thereon, or other economic remedies, in each case to the extent it constitutes a penalty or is prohibited by law; (c) concepts of materiality, reasonableness, good faith, fair dealing or unconscionability; (d) governing law (except for the enforceability of any provision choosing New York law as a Subject Document’s governing law pursuant to the statutes referred to in paragraph iii below); (e) the waiver of the right to trial by jury or of usury, stay, extension and similar laws; (f) rights or remedies not being exclusive, not preventing the concurrent assertion of any other right or remedy, being cumulative and exercisable in addition to any other right and remedy, or any delay or omission to exercise any right or remedy not impairing any right or remedy or not constituting a waiver thereof; (g) any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts; (h) any requirement that a party take further action or enter into further agreements or instruments or provide further assurances; (i) any requirement that amendments or waivers be in writing insofar as they suggest that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (j) service of process by any method not provided for under applicable statute or court rule; and (k) the severability of any provisions to the foregoing effect to the extent such provisions are unenforceable.

(iii)    To the extent that any opinion set forth herein relates to the enforceability of the choice of New York law, selection of a New York forum or exclusive jurisdiction provisions in any of the Subject Documents, such opinion is rendered solely in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2010) and N.Y. CPLR 327(b) (McKinney 2010) and is subject to the qualifications that such enforceability may be limited by public policy or other considerations of any jurisdiction, other than the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought and by constitutional limitations.

(iv)    Our opinions set forth herein do not cover, without limitation, the following: the Defense Production Act of 1950, as amended, and the Foreign Investment Risk Review Modernization Act of 2018, including all implementing regulations thereunder, banking, tax, antitrust, trade regulation, anti-fraud or unfair competition laws; insolvency or fraudulent transfer; compliance with fiduciary duty requirements; pension or employee benefits; environmental or energy laws; Financial Industry Regulatory rules; stock exchange rules; consumer protection laws; utilities laws; foreign trade, national security, anti-terrorism, anti-money laundering laws; laws regulating derivatives, investment and brokerage services; or other laws customarily understood to be excluded even though they are not expressly stated to be excluded, except to the extent expressly covered.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP